UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 23, 2021

Lucira Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39976	27-2491037
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1412 62nd Street Emeryville, California	94608
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 350-8071

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LHDX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On November 11, 2021, the Lucira Health, Inc. (the “Company”) issued a press release (the “Earnings Press Release”) and held a conference call announcing its financial results for the third quarter ended September 30, 2021. In the Earnings Press Release, the Company projects its 2022 revenues in excess of $150 million (the “2022 Projection”).

As previously disclosed, on December 21, 2021, the Company entered into Amendment #1 to Distribution Agreement (the “Amendment”) with Switch Health Solutions Inc. (the “Distributor”). The Amendment amends the Distribution Agreement, dated July 14, 2021, by and among the Company and the Distributor, to, among other things, update the forecasts of LUCIRA CHECK IT COVID-19 Test Kits that Distributor expects to order for each of the coming 12 calendar months through December 2022 and six-month periods following December 2022 (each, a “Rolling Forecast”). For fiscal year 2022, the Rolling Forecast is valued at approximately $100 million.

The Company clarifies that the Rolling Forecast for fiscal year 2022 is in addition to the 2022 Projection.

This Current Report on Form 8-K is being furnished solely to satisfy the Company’s obligations under Regulation FD. The information in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in this Item 7.01 shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Forward Looking Statements

Statements contained in this Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “project,” “expect,” “forecast,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including our ability to increase production, streamline operations and increase product availability; the success of our test platform with COVID-19 including its variants, the extent and duration of the COVID-19 pandemic and our expectations regarding customer and user demand for our COVID-19 test kit; our ability to obtain and maintain regulatory approval for our test kits, including our existing Emergency Use Authorization for our COVID-19 test kits; the performance of, and our reliance on, third parties in connection with the commercialization of our test kits, including Jabil Inc. and our single-source suppliers; our ability to successfully continue to expand internationally; any impact on our ability to market our products; demand for our products due to deferral of procedures using our products or disruption in our supply chain; our ability to achieve or sustain profitability; our ability to gain market acceptance for our products and to accurately forecast and meet customer demand; our ability to compete successfully; our ability to enhance our product offerings; development and manufacturing problems; capacity constraints or delays in production of our products; maintenance of coverage and adequate reimbursement for procedures using our products; and product defects or failures. These and other risks and uncertainties are described more fully in the “Risk Factors” section and elsewhere in our filings with the Securities and Exchange Commission and available at www.sec.gov, including in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Any forward-looking statements that we make in this announcement speak only as of the date of this press release, and the Company assumes no obligation to update forward-looking statements whether as a result of new information, future events or otherwise after the date of this press release, except as required under applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lucira Health, Inc.

Date: December 23, 2021	By:	/s/ Daniel George
Daniel George Chief Financial Officer